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                                                                      Exhibit 11
                           Meridian Diagnostics, Inc.
                                and Subsidiaries
                    Computation of Earnings Per Common Share
             For the Periods Ended September 30, 1997, 1996 and 1995


                                               Weighted Avg. Number of                        Earnings Per
                                              Common Shares Outstanding   Net Income           Common Share              Use
                                              -------------------------   ----------           ------------              ---

YEAR ENDED SEPTEMBER 30, 1997:
  Shares Outstanding October 1, 1996                  14,278,578          $     --               $    --
  Weighted average shares issued during fiscal
  1997 (86,711 shares)                                    63,207                --                    --
Net Income                                                  --             5,982,085                  --
                                                      ----------            ----------           --------
Primary Earnings Per Common Share                     14,341,785          $5,982,085             $  0.4171              $0.42
                                                                                                                        =====
Effect of outstanding stock options which is
 less than 3% and not required to be disclosed in
 financial statements (645,441 shares)                   319,427                --                    --
                                                      ----------            ----------           --------
                                                      14,661,212           $5,982,085            $  0.4080
Additional effect of stock options at year-
  end stock price                                         60,289                --                    --
                                                      ----------            ----------           --------
Fully Diluted Earnings Per Common Share               14,721,501           $5,982,085            $  0.4064
                                                      ==========          ==========            ==========

YEAR ENDED SEPTEMBER 30, 1996:
  Shares Outstanding October 1, 1995                  12,924,814           $    --               $    --
  Weighted average shares issued during
    the period (1,353,764 shares)                      1,247,169                --                    --
Net Income                                                  --              5,292,175                 --
                                                      ----------            ----------           --------
                                                      14,171,983           $5,292,175            $  0.3734
Effect of outstanding stock options
 (777,586  shares)                                       495,105                 --                   --
                                                      ----------            ----------           --------
Primary Earnings Per Common Share                     14,667,088           $5,292,175            $  0.3608              $0.36
                                                                                                                        =====
Effect of 1993 convertible debentures                     90,566               26,824                 --
                                                      ----------            ----------           --------
                                                      14,757,654           $5,318,999            $  0.3604
Additional effect of stock options at
 year-end stock price                                      2,619                 --                   --
                                                      ----------            ----------           --------
Fully Diluted Earnings Per Common Share               14,760,273           $5,318,999            $  0.3604
                                                      ==========           ==========            =========

YEAR ENDED SEPTEMBER 30, 1995:
  Shares Outstanding October 1, 1994                  12,292,935           $     --              $    --
  Weighted average shares issued during the
    period (638,237 shares)                               66,237                 --                   --
  Weighted average shares redeemed for cash
    as a result of stock dividend (398 shares)             (320)                 --                   --
  Treasury shares repurchased (6,291 shares)             (4,100)                 --                   --
Net Income                                             --                   3,524,111                 --
                                                      ----------            ----------           --------
Primary Earnings Per Common Share                     12,354,752           $3,524,111            $  0.2852              $0.29
                                                                                                                        =====
Effect of outstanding stock options which is
 less than 3% and not required to be disclosed
 in financial statements (663,553 shares)                318,872                 --                   --
                                                      ----------            ----------           --------
                                                      12,673,624           $3,524,111            $ 0.2781
Effect of convertible debentures                       1,832,891              489,760                 --
                                                      ----------            ----------           --------
                                                      14,506,515            $4,013,871           $ 0.2767
Additional effect of stock options at year-end
 stock price                                              35,088                 --                   --
                                                      ----------            ----------           --------
Fully Diluted Earnings Per Common Share               14,541,603            $4,013,871           $ 0.2760               $0.28
                                                      ==========            ==========           ========               =====
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